                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 20, 2001
                                                         ---------------

                           SFBC International, Inc.
                           ------------------------
            (Exact name of registrant as specified in its charter)




          Florida                              001-16119                               59-2407464
-------------------------------           --------------------                    -------------------
(State or other jurisdiction of           (Commission File No.)                     (IRS Employer
       incorporation)                                                             Identification No.)



                  11190 Biscayne Blvd., Miami, Florida 33181
                  ------------------------------------------
              (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 305-895-0304
                                                            ------------

Item 2.  Acquisition or Disposition of Assets.

     On August 20, 2001, SFBC International, Inc. (the "Company") through its wholly-owned subsidiary, SFBC Analytical Laboratories, Inc. ("SFBC Analytical") acquired KeyStone Analytical Laboratories, Inc. ("KAL"), located in North Wales, Pennsylvania. KAL provides complete bioanalytical laboratory services for the testing and analysis of pharmaceutical products. KAL merged into SFBC Analytical and its stockholders received $5,931,000 (not including investment banking, legal and accounting fees), consisting of $2,906,190 in cash and 178,035 shares of the Company's common stock. All of the employees of KAL have become employees of SFBC Analytical including its president and largest stockholder, Dr. Allan Xu.

     Formed in 1996, KAL's business is rapidly expanding. For the six months ended June 30, 2001, KAL's revenue was $1,602,561, which was an increase over the $825,225 from the same period in 2000. Its net income before income taxes was $373,727 for the first half of 2001, an increase from $197,932 for the first six months of 2000. KAL's revenue increased in 2000 to $2,028,905, up from $1,615,180 for 1999 and net income before income taxes of $501,552 for 2000, up from $462,349 in 1999.

     In addition to its growing business, client base and valued employees, KAL also owns state-of-the-art analytical laboratory equipment. As the pro forma financial information at page P-4 (note 3) of this Report discloses, this equipment has a fair market value of approximately $506,000 more than the book value reflected on page P-3. Indeed actual replacement value of the 12 instruments is approximately $2,000,000 or an additional $750,000 beyond that disclosed in the prior sentence.

     As the Company has previously publicly disclosed, acquiring an analytical laboratory was an extremely important goal. This is because the Company's principal revenue to date has been derived from Phase I and Phase II clinical trials. Pharmaceutical and biotechnology companies, which sponsor these clinical trials, allocate equal amounts toward clinical research and analytical laboratory work. Now that the Company owns an analytical laboratory, it believes it can refer analytical business associated with its future clinical trials' revenue to SFBC Analytical. As the revenue grows, the Company expects further improvements to the gross profits of SFBC Analytical.

     For all of these reasons, the Company believes that this acquisition will be accretive to earnings from inception. Looking ahead, the Company's management expects that SFBC Analytical revenue will more than double within two to three years.

     In conjunction with this acquisition, the Company entered into a five-year employment agreement with Dr. Allan Xu, the president and 38.1% stockholder of KAL. The agreement provides Dr. Xu with the following benefits:

     .    An annual base salary of $170,000;

     . A loan of $1,000,000 repayable in equal installments of $200,000 plus interest on each August 20 commencing in 2002, which is secured by a percentage of the common stock issued to Dr. Xu in connection with the acquisition. Further, as long as Dr. Xu remains employed by SFBC Analytical on each applicable installment date over the five-year term, it will forgive the corresponding installment due. In doing so, the Company will incur a compensation expense, and Dr. Xu will recognize income for the amount of the expense;

     . A special bonus equal to 50% of the collected accounts receivable of KAL as of June 30, 2001 (estimated to be approximately $980,000), less any undisclosed liabilities;

     .    Annual discretionary bonuses; and

     .    A car allowance of $650 per month.

     The former KAL stockholders (other than Dr. Xu) were investors. Accordingly, the transaction was structured so that all of the cash compensation from the merger was received by these outside stockholders who also received a total of 45,049 shares of the Company's common stock. Dr. Xu received 132,986 shares of common stock directly from the merger. The Company expects to file a registration statement in the near future to permit the outside former KAL
stockholders to publicly sell their shares of common stock.   Additionally, this
registration statement will include 20% of the shares issued to Dr. Xu (26,597 shares) in order to permit him to publicly sell those shares beginning on October 12, 2001. The remaining shares of the Company's common stock issued to Dr. Xu are collateral for the loan made to him. As each annual loan installment is forgiven, 20% of the shares pledged shall be released from the pledge agreement.

Item 7.   Financial Statements and Exhibits.

a.   Financial statements of businesses acquired

     The financial statements of KAL for the years ended December 31, 2000 and 1999 and the six months ended June 30, 2001 and 2000 are included herein.

b.   Pro forma financial information

     The pro forma financial information for the year ended December 31, 2000 and the six months ended June 30, 2001 is included herein.

c.   Exhibits

Exhibit No.    Exhibit
-----------    -------

2.1            Merger Agreement

Safe Harbor under the Private Securities Litigation Reform Act of 1995

     The matters discussed in this Report concerning (i) the acquisition being accretive, (ii) anticipated increases in SFBC Analytical's gross profits, (iii) the Company's ability to refer future business to SFBC Analytical, and (iv) SFBC Analytical's future revenue are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally words such as "seek", "intend", "believe", "plan", "estimate", "expect", "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Such statements involve risks and uncertainties, which may cause results to differ materially from those, set forth in these statements. Factors that could cause or contribute to such differences include, but are not limited to, changes affecting the clinical research industry, a reduction in outsourcing by pharmaceutical and biotechnology companies, our ability to compete nationally in attracting pharmaceutical companies in order to develop additional business, our continued ability to recruit participants for clinical studies, the reluctance of our clients to refer us analytical business and the economic climate nationally and internationally as it affects drug development operations.

     Further information on the Company's risk factors is contained in the Company's prospectus, Form 10-KSB and other filings with the Securities and Exchange Commission.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SFBC International, Inc.



                                       By: /s/ Arnold Hantman
                                           Arnold Hantman
Date:  August 29, 2001                     Chief Executive Officer

INDEX TO HISTORICAL FINANCIAL STATEMENTS

                                                                 Page
--------------------------------------------------------------------------------
AUDITED FINANCIAL STATEMENTS
  KEYSTONE ANALYTICAL LABORATORIES, INC.

     Independent Auditors' Report                                     F - 2


     Balance Sheet as of December 31, 2000                            F - 3

     Statements of Income for the years ended
      December 31, 2000 and 1999                                      F - 4

     Statements of Changes in Stockholders' Equity
      for the years ended December 31, 2000 and 1999                  F - 5

     Statements of Cash Flows for the years ended
      December 31, 2000 and 1999                                      F - 6

     Notes to Financial Statements                               F - 7 to F - 10

UNAUDITED FINANCIAL STATEMENTS
  KEYSTONE ANALYTICAL LABORATORIES, INC.

     Balance Sheets as of June 30, 2001 and 2000                     F - 11

     Statements of Income for the six month periods ended
      June 30, 2001 and 2000                                         F - 12

     Statements of Cash Flows for the six month periods ended
      June 30, 2001 and 2000                                         F - 13

     Notes to Financial Statements                                   F - 14

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

To the Board of Directors and Stockholders
SFBC International, Inc.
Miami, Florida


We have audited the accompanying balance sheet of KeyStone Analytical Laboratories, Inc. as of December 31, 2000 and the related statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KeyStone Analytical Laboratories, Inc. as of December 31, 2000 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.


                                                         KAUFMAN, ROSSIN & CO.

Miami, Florida
July 13, 2001

KEYSTONE ANALYTICAL LABORATORIES, INC.
BALANCE SHEET
DECEMBER 31, 2000

-----------------------------------------------------------------------------------------------------------

ASSETS
-----------------------------------------------------------------------------------------------------------
CURRENT ASSETS
  Cash                                                                                           $  115,445
  Accounts receivable                                                                             1,089,260
-----------------------------------------------------------------------------------------------------------
     Total current assets                                                                         1,204,705

PROPERTY AND EQUIPMENT, NET                                                                         620,961
-----------------------------------------------------------------------------------------------------------

  TOTAL ASSETS                                                                                   $1,825,666
-----------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------------------------------------------------------------

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                                          $   24,166
  Dividends payable                                                                                  30,000
  Income taxes payable                                                                               63,466
  Deferred income taxes                                                                             423,000
-----------------------------------------------------------------------------------------------------------
     Total current liabilities                                                                      540,632
-----------------------------------------------------------------------------------------------------------

DEFERRED INCOME TAXES                                                                                34,000
-----------------------------------------------------------------------------------------------------------

LEASE COMMITMENTS

STOCKHOLDERS' EQUITY
  Common stock, no par value, 100 shares authorized,                                                280,000
21 shares issued and outstanding
  Retained earnings                                                                                 971,034
-----------------------------------------------------------------------------------------------------------
     Total stockholders' equity                                                                   1,251,034
-----------------------------------------------------------------------------------------------------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                     $1,825,666
-----------------------------------------------------------------------------------------------------------

KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2000 AND 1999

==================================================================================================
                                                                2000                  1999
==================================================================================================

REVENUE                                                      $  2,028,905          $  1,615,180
--------------------------------------------------------------------------------------------------
OPERATING EXPENSES
  Chemicals and lab supplies                                      164,674               136,300
  Depreciation                                                    202,561               148,925
  Health insurance                                                 22,202                13,261
  Office supplies                                                  19,320                 8,298
  Officers' compensation                                          714,510               577,440
  Payroll taxes                                                    39,818                36,477
  Professional services                                            81,483                26,112
  Rent                                                             28,532                27,702
  Repairs and maintenance                                          26,227                 1,697
  Salaries and wages                                              204,534               149,316
  Travel and entertainment                                         13,980                 9,812
  Utilities                                                        17,631                 8,543
  Other                                                            19,374                17,107
--------------------------------------------------------------------------------------------------
     Total operating expenses                                   1,554,846             1,160,990
--------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                            474,059               454,190

OTHER INCOME
  Interest income                                                  27,493                 8,159
--------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                        501,552               462,349

INCOME TAXES                                                      199,000               187,300
--------------------------------------------------------------------------------------------------

NET INCOME                                                   $    302,552          $    275,049
==================================================================================================

                           See accompanying notes.

KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2000 AND 1999

===============================================================================================================

                                                              Common             Retained
                                                              Stock              Earnings              Total
===============================================================================================================
Balances - December 31, 1998                                $  280,000         $   498,433          $   778,433

Net income - 1999                                                    -             275,049              275,049
---------------------------------------------------------------------------------------------------------------

Balances - December 31, 1999                                   280,000             773,482            1,053,482

Dividends declared                                                   -            (105,000)            (105,000)

Net income - 2000                                                    -             302,552              302,552
---------------------------------------------------------------------------------------------------------------

Balances - December 31, 2000                                $  280,000         $   971,034          $ 1,251,034
===============================================================================================================

                            See accompanying notes

KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 1999

------------------------------------------------------------------------------------------------------------
                                                                                2000                 1999
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                              $   302,552            $   275,049
------------------------------------------------------------------------------------------------------------
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                                             202,561                148,925
     Changes in operating assets and liabilities:
       Accounts receivable                                             (      107,945  )        (    590,056  )
       Prepaid expenses                                                        43,673           (     37,743  )
       Accounts payable and accrued expenses                           (       12,094  )              24,687
       Income taxes payable                                                    63,466                      -
       Deferred income taxes                                                   76,000                185,000
------------------------------------------------------------------------------------------------------------
          Total adjustments                                                   265,661           (    269,187  )
------------------------------------------------------------------------------------------------------------
            Net cash provided by operating activities                         568,213                  5,862

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                 (      458,391  )        (     86,059  )

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                                       (       75,000  )                   -
------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                                34,822           (     80,197  )

CASH AT BEGINNING OF PERIOD                                                    80,623                160,820
------------------------------------------------------------------------------------------------------------

CASH AT END OF PERIOD                                                     $   115,445            $    80,623
------------------------------------------------------------------------------------------------------------

Supplemental Disclosures:
------------------------------------------------------------------------------------------------------------

  Income taxes paid                                                       $    60,000            $    46,000
------------------------------------------------------------------------------------------------------------

Supplemental Disclosures of Non-Cash Financing Activities:
------------------------------------------------------------------------------------------------------------

  Dividends declared but not paid                                         $    30,000            $         -
------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

KEYSTONE ANALYTICAL LABORATORIES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

          Business Activity

          KeyStone Analytical Laboratories, Inc. ("the Company") is a private contract laboratory located in North Wales, Pennsylvania providing analytical services and method development to pharmaceutical and chemical companies.

          Revenue and Cost Recognition

          Revenues from contracts are generally recognized on the percentage-of-completion method of accounting. Provisions for losses to be incurred on contracts are recognized in full in the period in which it is determined that a loss will result from performance of the contractual arrangement.

          Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material.

          Included in accounts receivable are unbilled amounts, which represent revenues recognized in excess of amounts billed.

          Cash

          The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

          Property and Equipment

          Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

          Depreciation

          Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, which are as follows:

               Furniture and fixtures                               3 - 5 years
               Laboratory and computer equipment                    3 - 5 years

--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

          Concentration of Credit Risk

          Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. At December 31, 2000, an allowance for doubtful accounts was not deemed necessary.

          Income Taxes

          The Company accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

--------------------------------------------------------------------------------
NOTE 2.   MAJOR CUSTOMERS
--------------------------------------------------------------------------------

          During 2000 and 1999, five customers accounted for 84% of revenue and two customers accounted for 79% of revenue, respectively. The loss of these customers could significantly impact the operating results of the Company.

          Individual accounts receivable balances at December 31, 2000 in excess of 10% of total accounts receivable are as follows:

                                                                 % of Accounts
                                              Amount              Receivable
          ----------------------------------------------------------------------

           Customer A                        $335,899                   31%
           Customer B                        $278,371                   26%
           Customer C                        $143,340                   13%

--------------------------------------------------------------------------------
NOTE 3.  ACCOUNTS RECEIVABLE
--------------------------------------------------------------------------------

         Accounts receivable consisted of the following at December 31, 2000:

         Accounts receivable - billed                          $  753,361
         Accounts receivable - unbilled                           335,899
         -----------------------------------------------------------------------

                                                               $1,089,260
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 4.  PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

         Property and equipment consisted of the following at December 31, 2000:

         Furniture and fixtures                                $     1,673
         Laboratory and computer equipment                       1,238,268
         -----------------------------------------------------------------------
                                                                 1,239,941
         Less accumulated depreciation                            (618,980)
         -----------------------------------------------------------------------

                                                               $   620,961
         -----------------------------------------------------------------------

         Depreciation of property and equipment for the years ended December 31, 2000 and 1999 amounted to $202,561 and $148,925, respectively.

--------------------------------------------------------------------------------
NOTE 5.  LEASE COMMITMENTS
--------------------------------------------------------------------------------

         The Company leases its office and laboratory facilities and certain equipment under non-cancelable operating leases, expiring at various dates through 2003.

         The approximate future minimum lease payments under these leases for years subsequent to December 31, 2000 are as follows:

         2001                                                  $17,469
         2002                                                    2,086
         2003                                                      522
         -----------------------------------------------------------------------

                                                               $20,077
         -----------------------------------------------------------------------

         Total rent expense for the years ended December 31, 2000 and 1999 was approximately $28,532 and $27,702, respectively.

--------------------------------------------------------------------------------
NOTE 6.  RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

         During 2000, the Company paid $34,000 to a stockholder for consulting services included as a component of professional services in the accompanying statement of income. No such fees were incurred in 1999.

--------------------------------------------------------------------------------
NOTE 7.  INCOME TAXES
--------------------------------------------------------------------------------

         Income tax provision for the years ended December 31, 2000 and 1999 consisted of the following:

                                                  2000                 1999
         -----------------------------------------------------------------------

         Current:
           Federal                             $ 105,000             $   2,000
           State                                  18,000                   300

         Deferred:
           Federal                                65,000               158,000
           State                                  11,000                27,000
         -----------------------------------------------------------------------

                                               $ 199,000             $ 187,300
         -----------------------------------------------------------------------

         The components of the deferred tax liability at December 31, 2000 are as follows:

         Accrual to cash basis adjustment                            $ 423,000
         Depreciation                                                   34,000
         -----------------------------------------------------------------------

                                                                     $ 457,000
         -----------------------------------------------------------------------

         The major elements contributing to the difference between income taxes and the amount computed by applying the federal statutory tax rate to income before income taxes for the years ended December 31, 2000 and 1999 are as follows:

                                                  2000                 1999
         -----------------------------------------------------------------------

         Income taxes at statutory rate        $ 171,000             $ 157,000
         State income taxes                       27,000                29,300
         Permanent differences and other           1,000                 1,000
         -----------------------------------------------------------------------

                                               $ 199,000             $ 187,300
         -----------------------------------------------------------------------

KEYSTONE ANALYTICAL LABORATORIES, INC.
BALANCE SHEETS (UNAUDITED)
JUNE 30, 2001 AND 2000
--------------------------------------------------------------------------------
ASSETS                                                      2001          2000
--------------------------------------------------------------------------------

CURRENT ASSETS
  Cash                                                  $  533,803    $  498,350
  Accounts receivable                                    1,254,995       792,710
--------------------------------------------------------------------------------
     Total current assets                                1,788,798     1,291,060

PROPERTY AND EQUIPMENT, NET                                743,962       425,392
--------------------------------------------------------------------------------

  TOTAL ASSETS                                          $2,532,760    $1,716,452
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

CURRENT LIABILITIES
  Accounts payable and accrued expenses                 $  515,005    $  107,008
  Income taxes payable                                     213,940       128,120
  Deferred income taxes                                    294,000       272,000
--------------------------------------------------------------------------------
     Total current liabilities                           1,022,945       507,128
--------------------------------------------------------------------------------

DEFERRED INCOME TAXES                                       34,000        34,000
--------------------------------------------------------------------------------

LEASE COMMITMENTS

STOCKHOLDERS' EQUITY
  Common stock, no par value, 100 shares authorized,
     21 shares issued and outstanding                      280,000       280,000
  Retained earnings                                      1,195,815       895,324
--------------------------------------------------------------------------------
     Total stockholders' equity                          1,475,815     1,175,324
--------------------------------------------------------------------------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $2,532,760    $1,716,452
--------------------------------------------------------------------------------

                            See accompanying notes.

KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF INCOME (UNAUDITED)
SIX MONTH PERIODS ENDED JUNE 30, 2001 AND 2000

---------------------------------------------------------------------------------------------------------------------
                                                                                       2001                    2000
---------------------------------------------------------------------------------------------------------------------
REVENUE                                                                            $1,602,561                $825,225
---------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
  Chemicals and lab supplies                                                          146,386                  75,227
  Depreciation                                                                        145,275                  94,587
  Health insurance                                                                     12,314                   9,648
  Officers' compensation                                                              699,030                 276,480
  Professional services                                                                50,645                  37,548
  Rent                                                                                 14,105                  15,674
  Salaries, wages and payroll taxes                                                   132,876                 107,992
  Other                                                                                33,468                  24,151
---------------------------------------------------------------------------------------------------------------------
     Total operating expenses                                                       1,234,099                 641,307
---------------------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                                                368,462                 183,918

OTHER INCOME
  Interest income                                                                       5,265                  14,014
---------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                            373,727                 197,932

INCOME TAXES                                                                          148,946                  76,090
---------------------------------------------------------------------------------------------------------------------

NET INCOME                                                                         $  224,781                $121,842
---------------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)
SIX MONTH PERIODS ENDED JUNE 30, 2001 AND 2000

---------------------------------------------------------------------------------------------------------------------
                                                                                      2001                     2000
---------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                     $   224,781              $   121,842
---------------------------------------------------------------------------------------------------------------------
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                                                    145,275                   94,587
     Changes in operating assets and liabilities:
       Accounts receivable                                                    (      165,735)                 188,605
       Prepaid expenses                                                                    -                   43,673
       Accounts payable and accrued expenses                                         490,839                   70,748
       Income taxes payable                                                          150,474                  128,120
       Deferred income taxes                                                  (      129,000)           (      75,000)
---------------------------------------------------------------------------------------------------------------------
          Total adjustments                                                          491,853                  450,733
---------------------------------------------------------------------------------------------------------------------
            Net cash provided by operating activities                                716,634                  572,575

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                        (      268,276)           (     154,848)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                                              (       30,000)                       -
---------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                                                 418,358                  417,727

CASH AT BEGINNING OF PERIOD                                                          115,445                   80,623
---------------------------------------------------------------------------------------------------------------------

CASH AT END OF PERIOD                                                            $   533,803              $   498,350
---------------------------------------------------------------------------------------------------------------------

Supplemental Disclosures:
---------------------------------------------------------------------------------------------------------------------

  Income taxes paid                                                              $   127,466              $    22,962
---------------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

KEYSTONE ANALYTICAL LABORATORIES, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------
          Basis of Presentation

          The accompanying financial statements do not include all the disclosures made in the audited financial statements of KeyStone Analytical Laboratories, Inc. as of December 31, 2000 and for each of the two years in the period ended December 31, 2000, which should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of management, the statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the period presented. The results for the periods presented are not necessarily indicative of the results for the full fiscal years.

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                        Page
-----------------------------------------------------------------------------------------------------------------------
SFBC International, Inc. and Subsidiaries

Introduction to Unaudited Pro Forma Consolidated Financial Statements                                   P - 2

Unaudited Pro Forma Consolidated Balance Sheet at June 30, 2001                                         P - 3

Notes to Unaudited Pro Forma Consolidated Balance Sheet                                                 P - 4

Unaudited Pro Forma Consolidated Statement of Operations for the
     six month period ended June 30, 2001                                                               P - 5

Notes to Unaudited Pro Forma Consolidated Statement of Operations                                       P - 6

Unaudited Pro Forma Consolidated Statement of Operations for the
     year ended December 31, 2000                                                                       P - 7

Notes to Unaudited Pro Forma Consolidated Statement of Operations                                       P - 8

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


SFBC International, Inc. (the Parent) has formed two wholly-owned subsidiaries, discussed below, SFBC Charlotte, Inc. (Subsidiary 2) and SFBC Analytical Laboratories, Inc. (Subsidiary 3). Subsidiary 2 acquired certain assets and assumed certain liabilities of Pharmaceutical Development Associates, Inc. (PDA) on March 29, 2000 while Subsidiary 3 acquired 100% of the outstanding stock of KeyStone Analytical Laboratories, Inc. (KAL) on August 20, 2001.

The following pro forma financial information presents a) the Parent's, South Florida Kinetics, Inc.'s (Subsidiary 1), Subsidiary 2's, PDA's, Subsidiary 3's and KAL's (collectively the Companies) pro forma unaudited consolidating balance sheet as of June 30, 2001, as if the registration contemplated herein and the acquisition of KAL occurred on June 30, 2001; b) the Companies' pro forma unaudited consolidating statement of operations for the six month period ended June 30, 2001, as if the registration contemplated herein and the acquisition of KAL occurred on January 1, 2001; and c) the Companies' pro forma unaudited consolidating statement of operations for the year ended December 31, 2000, as if the registration contemplated herein and the acquisitions of PDA and KAL occurred on January 1, 2000.

This unaudited pro forma financial information does not purport to represent what the Companies financial position or results of operations would actually have been if such transactions in fact occurred on those dates, or to project the Companies financial position or results of operations for any future date or period. These unaudited pro forma consolidating financial statements should be read in conjunction with the historical financial statements of SFBC International, Inc. and Subsidiaries, Pharmaceutical Development Associates, Inc., and KeyStone Analytical Laboratories, Inc. and the Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2001
--------------------------------------------------------------------------------

                                                                      Historical
                                                          ------------------------------------
                                                                SFBC            KeyStone
                                                           International,      Analytical
                                                              Inc. and       Laboratories,       Pro Forma             Pro Forma
                                                          Subsidiaries/(1)/    Inc./(2)/        Adjustments             Combined
====================================================================================================================================
CURRENT ASSETS
     Cash and cash equivalents                              $  6,088,189     $     533,803    ($ 2,906,190)(3)     $   2,715,802
                                                                                                (1,000,000)(4)
     Accounts receivable, net                                  8,140,175         1,254,995               -             9,395,170
     Prepaid and other current assets                             44,322                 -               -                44,322
------------------------------------------------------------------------------------------------------------------------------------
         Total current assets                                 14,272,686         1,788,798      (3,906,190)           12,155,294

LOAN RECEIVABLE FROM STOCKHOLDER                                 105,310                 -       1,000,000 (4)         1,105,310

PROPERTY AND EQUIPMENT, NET                                    1,465,238           743,962         506,000 (3)         2,715,200

GOODWILL, NET                                                  1,238,975                 -       3,798,817 (3)         5,037,792

OTHER ASSETS                                                     157,931                 -               -               157,931
------------------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                $ 17,240,140     $   2,532,760     $ 1,398,627         $  21,171,527
====================================================================================================================================


====================================================================================================================================

CURRENT LIABILITIES
     Accounts payable                                       $    825,419     $     515,005     $   300,000 (3)     $   1,640,424
     Accrued liabilities                                       1,441,606                 -               -             1,441,606
     Advance billings                                          1,475,117                 -               -             1,475,117
     Income taxes payable                                        246,000           213,940               -               459,940
     Deferred income taxes                                        26,000           294,000               -               320,000
     Notes payable - current portion                               9,041                 -               -                 9,041
------------------------------------------------------------------------------------------------------------------------------------
         Total current liabilities                             4,023,183         1,022,945         300,000             5,346,128
------------------------------------------------------------------------------------------------------------------------------------

NOTES PAYABLE                                                      3,923                 -               -                 3,923
------------------------------------------------------------------------------------------------------------------------------------

DEFERRED INCOME TAXES                                            109,000            34,000               -               143,000
------------------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
     Preferred stock                                                   -                 -               -                     -
     Common stock, $.001 par value, 20,000,000 shares                                                                      3,806
     authorized, 3,806,366 shares issued and outstanding           3,628           280,000             178 (3)
                                                                                                  (280,000)(3)
     Additional paid-in capital                               10,517,895                 -       2,574,264 (3)        13,092,159
     Retained earnings                                         2,582,511         1,195,815      (1,195,815)(3)         2,582,511
------------------------------------------------------------------------------------------------------------------------------------
         Total stockholders' equity                           13,104,034         1,475,815       1,098,627            15,678,476
------------------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 17,240,140     $   2,532,760     $ 1,398,627         $  21,171,527
====================================================================================================================================

   See accompanying notes to Unaudited Pro Forma Consolidated Balance Sheet.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------

NOTE 1. The column includes the historical consolidated balance sheet of SFBC International, Inc. and Subsidiaries (the Company) at June 30, 2001.

NOTE 2. The column includes the historical balance sheet of KeyStone Analytical Laboratories, Inc. (KAL) at June 30, 2001.

NOTE 3. The adjustment records the acquisition of KAL. The Company acquired 100% of the stock of KAL by issuing 178,035 shares of the Company's common stock and paying $2,906,190. In addition, the Company spent approximately $300,000 in investment banking, legal and auditing fees directly related to the acquisition and the fair value of the property and equipment was estimated to be approximately $506,000 greater than book value.

NOTE 4. The adjustment records a loan given to the President of KAL in connection with the acquisition.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTH PERIOD ENDED JUNE 30, 2001
--------------------------------------------------------------------------------

                                                                          Historical
                                                              ---------------------------------
                                                                    SFBC           KeyStone
                                                               International,     Analytical
                                                                  Inc. and       Laboratories,     Pro Forma       Pro Forma
                                                              Subsidiaries/(1)/     Inc./(2)/     Adjustments      Combined
--------------------------------------------------------------------------------------------------------------------------------
NET REVENUE                                                     $  14,153,099     $ 1,602,561     $       -      $  15,755,660

COSTS AND EXPENSES
     Direct costs                                                   8,126,089         552,990       (77,280)(3)      8,601,799
     General and administrative                                     3,547,128         681,109       (25,760)(3)      4,253,077
                                                                                                     50,600 (4)
----------------------------------------------------------------------------------------------------------------------------------
         Total costs and expenses                                  11,673,217       1,234,099       (52,440)        12,854,876
----------------------------------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                              2,479,882         368,462        52,440          2,900,784

OTHER INCOME (EXPENSE)
     Interest income                                                  186,172           5,265             -            191,437
     Interest expense                                                 (23,267)              -             -            (23,267)
----------------------------------------------------------------------------------------------------------------------------------
         Total other income (expense)                                 162,905           5,265             -            168,170
----------------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                          2,642,787         373,727        52,440          3,086,954

INCOME TAXES                                                        1,014,000         148,946         4,054 (5)      1,167,000
----------------------------------------------------------------------------------------------------------------------------------

NET INCOME                                                      $   1,628,787     $   224,781     $  48,386      $   1,901,954
----------------------------------------------------------------------------------------------------------------------------------

Earnings per share: (6)
     Basic                                                      $        0.45                                    $        0.50
     Diluted                                                    $        0.40                                    $        0.44
----------------------------------------------------------------------------------------------------------------------------------

Shares used in computing earnings per share: (6)
     Basic                                                          3,594,785                                        3,772,820
     Diluted                                                        4,116,236                                        4,294,271
----------------------------------------------------------------------------------------------------------------------------------

    See accompanying notes to Unaudited Pro Forma Consolidated Statement of
                                  Operations.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

NOTE 1. The column includes the historical consolidated results of operations of SFBC International, Inc. and Subsidiaries (the Company) for the six month period ended June 30, 2001.

NOTE 2. The column includes the historical results of operations of KeyStone Analytical Laboratories, Inc. (KAL) for the six month period ended June 30, 2001.

NOTE 3. The adjustment is in connection with the KAL acquisition and gives effect for a net decrease in salaries and wages to the President of KAL as he has entered into a five- year employment agreement with the Company where his annual salary is $170,000 with a guaranteed annual bonus of $200,000.

NOTE 4. The adjustment is in connection with the KAL acquisition and gives effect for additional depreciation expense associated with the increase in the fair value of the property and equipment.

NOTE 5. Income taxes have been adjusted to reflect the tax effects of earnings on a pro forma basis using an effective income tax rate of 38%.

NOTE 6. Shares used in computing earning per share basic and diluted include an additional 178,035 shares issued in connection with the KAL acquisition.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                              Historical
                                         -----------------------------------------------------
                                               SFBC         Pharmaceutical      KeyStone
                                          International,     Development       Analytical
                                             Inc. and        Associates,      Laboratories,      Pro Forma            Pro Forma
                                         Subsidiaries/(1)/    Inc./(2)/         Inc./(3)/        Adjustments            Combined
------------------------------------------------------------------------------------------------------------------------------------
NET REVENUE                                $ 19,694,428      $   427,280      $  2,028,905      $         -          $22,150,613

COSTS AND EXPENSES
     Direct costs                            11,996,996          283,572           743,654           25,835 (8)       13,050,057
     General and administrative               4,252,033          153,455           811,192            1,583 (7)        5,278,878
                                                                                                      8,615 (8)
                                                                                                     52,000 (9)
------------------------------------------------------------------------------------------------------------------------------------
         Total costs and expenses            16,249,029          437,027         1,554,846           88,033           18,328,395
------------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS                 3,445,399           (9,747)          474,059          (88,033)           3,821,678

OTHER INCOME (EXPENSE)
     Interest income                            122,908                -            27,493                -              150,401
     Interest expense                          (175,470)          (4,200)                -           (3,375)(4)         (185,601)
                                                                                                      3,000 (5)
                                                                                                     (5,556)(6)
------------------------------------------------------------------------------------------------------------------------------------
         Total other income (expense)           (52,562)          (4,200)           27,493           (5,931)             (35,200)
------------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES             3,392,837          (13,947)          501,552          (93,964)           3,786,478

INCOME TAXES                                  1,342,000                -           199,000         (101,000)(10)       1,440,000
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                          $  2,050,837      $   (13,947)     $    302,552      $     7,036          $ 2,346,478
====================================================================================================================================

Earnings per share: (11)
     Basic                                 $       0.78                                                              $      0.84
     Diluted                               $       0.76                                                              $      0.81
====================================================================================================================================

Shares used in computing earnings per
     share: (11)
     Basic                                    2,614,000                                                                2,792,035
     Diluted                                  2,706,561                                                                2,884,596
====================================================================================================================================

    See accompanying notes to Unaudited Pro Forma Consoliated Statement of
                                  Operations

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
================================================================================

NOTE 1. The column includes the historical consolidated results of operations of SFBC International, Inc. and Subsidiaries (the Company) for the year ended December 31, 2000.

NOTE 2. The column includes the historical results of operations of the business to be sold of Pharmaceutical Development Associates, Inc. (PDA) for the eighty-nine day period ended March 29, 2000.

NOTE 3. The column includes the historical results of operations of KeyStone Analytical Laboratories, Inc. (KAL) for the year ended December 31, 2000.

NOTE 4. The adjustment is in connection with the PDA acquisition and gives effect for interest expense calculated at 9% per annum associated with the Company's $150,000 note payable issued as of January 1, 2000 and assumes quarterly payment of interest.

NOTE 5. The adjustment is in connection with the PDA acquisition and gives effect for a reduction in interest expense associated with a $100,000 note payable not assumed by the Company at a rate of 12% per annum.

NOTE 6. The adjustment is in connection with the PDA acquisition and gives effect for an increase in interest expense of $11,250 associated with the Company's $450,000 advance on their line of credit at a rate of 10% per annum. This increase is offset by a decrease in interest expense of $5,694 associated with actual interest on the line of credit before the acquisition.

NOTE 7. The adjustment is in connection with the PDA acquisition and gives effect for an increase in amortization expense of $18,148 based upon goodwill of $725,913 recorded in connection with the acquisition. Amortization of goodwill is being computed over 10 years. The increase is offset by a decrease in amortization of $16,565 associated with goodwill of $662,598 not acquired by the Company.

NOTE 8. The adjustment is in connection with the KAL acquisition and gives effect for a net increase in salaries and wages to the President of KAL as he has entered into a five- year employment agreement with the Company where his annual salary is $170,000 with a guaranteed bonus of $200,000.

NOTE 9. The adjustment is in connection with the KAL acquisition and gives effect for additional depreciation expense associated with the increase in the fair value of the property and equipment.

NOTE 10. Income taxes have been adjusted to reflect the tax effects of earnings on a pro forma basis using an effective income tax rate of 38%.

NOTE 11. Shares used in computing earning per share basic and diluted include an additional 178,035 shares issued in connection with the KAL acquisition.